Exhibit 99.1

NEWS RELEASE

Investor Contact:
James E. Perry
Vice President, Finance and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Reports Third Quarter Results

DALLAS – October 28, 2009 – Trinity Industries, Inc. (NYSE:TRN) today reported net income of $23.2 million, or $0.29 per common diluted share for the third quarter ended September 30, 2009. Net income for the same quarter of 2008 was $89.6 million, or $1.09 per common diluted share.

For the nine month period ended September 30, 2009, the Company reported a net loss of $152.3 million, or $2.00 per common diluted share. The results include an after tax charge of $243.3 million in the second quarter for the impairment of goodwill related to its rail businesses. Net income was $91.0 million, or $1.15 per common diluted share, excluding the charge for the impairment of goodwill. Net income for the same period in 2008 was $237.6 million, or $2.90 per common diluted share.

Revenues for the third quarter of 2009 were $557.4 million compared with revenues of $1,154.6 million for the same quarter of 2008. Revenues for the nine months ended September 30, 2009 were $2.1 billion as compared to $3.0 billion in the same period of 2008.

“We continued to improve our liquidity position and strengthen our balance sheet during the third quarter,” said Timothy R. Wallace, Trinity’s Chairman, CEO, and President.  “Our unrestricted cash balance rose to $545.4 million at the end of the quarter from $440.9 million as of June 30, 2009.   Our businesses remained highly focused on obtaining orders that extend their production lines and reducing costs as they right-sized their capacity.”

During the third quarter of 2009, TrinityRail® shipped approximately 1,630 railcars and received orders for approximately 1,000 railcars. As of September 30, 2009, TrinityRail’s order backlog totaled approximately $264 million, representing approximately 3,160 railcars.

Trinity Industries Leasing Company (“TILC”) had approximately 49,470 railcars in its fleet as of September 30, 2009. This compares to TILC’s fleet of approximately 43,910 railcars as of September 30, 2008. Lease fleet utilization was 97.2% as of September 30, 2009.

Operating profit for the Inland Barge Group in the third quarter of 2009 was $26.7 million, as compared to $29.8 million in the same quarter of 2008. Revenues were $113.8 million in the third quarter of 2009, as compared to $160.6 million in the third quarter of 2008. The Inland Barge Group received orders worth more than $110 million during the third quarter of 2009 and had a backlog of approximately $350 million as of September 30, 2009.

The Energy Equipment Group recorded revenues of $132.7 million in the third quarter of 2009, as compared to $184.5 million in the same quarter of 2008. The Group produced operating profit of $16.2 million in the third quarter of 2009, as compared to $32.5 million in the same quarter of 2008. The order backlog for structural wind towers as of September 30, 2009 totaled approximately $1.1 billion.

Revenues in the Construction Products Group totaled $146.3 million in the third quarter of 2009, a decline of 27% from the same quarter in 2008. These businesses recorded an operating profit of $13.1 million in the third quarter of 2009, compared to $17.2 million in the third quarter of 2008.

Earnings Outlook
The Company estimates earnings of between $0.08 and $0.13 per common diluted share for the fourth quarter of 2009.

Conference Call
Trinity will hold a conference call at 11:00 a.m. Eastern on October 29, 2009 to discuss its third quarter results. To listen to the call, please visit the Investor Relations section of the Trinity Industries website, www.trin.net. An audio replay may be accessed through the Company’s website or by dialing (402) 220-2331 until 11:59 p.m. Eastern on November 7, 2009.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a multi-industry company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group, and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

- TABLES TO FOLLOW -

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,
	2009	2008
		(adjusted)
Revenues	$557.4	$1,154.6
Operating costs:
Cost of revenues	449.9	928.5
Selling, engineering, and administrative expenses	42.9	62.8

	492.8	991.3

Operating profit	64.6	163.3
Interest expense, net	31.3	26.6
Other (income) expense	(4.4)	(0.8)

Income from continuing operations before income taxes	37.7	137.5
Provision for income taxes	14.5	46.5

Income from continuing operations	23.2	91.0
Discontinued operations:
Loss from discontinued operations, net of benefit for income taxes of $ — and $(0.1)	—	(1.4)

Net income	$23.2	$89.6

Net income (loss) per common share:
Basic:
Continuing operations	$0.29	$1.11
Discontinued operations	—	(0.02)

	$0.29	$1.09

Diluted:
Continuing operations	$0.29	$1.11
Discontinued operations	—	(0.02)

	$0.29	$1.09

Weighted average number of shares outstanding:
Basic	76.5	79.1
Diluted	76.6	79.5

See our September 30, 2009 Quarterly Reports on Form 10Q for a discussion of the adjusted 2008 financial information resulting from the adoption of new accounting pronouncements. Certain prior year balances have been reclassified to conform to the 2009 presentations.

Trinity Industries, Inc.
Condensed Consolidated Income Statements
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended September 30,
	2009	2008
		(adjusted)
Revenues	$2,067.0	$2,999.0
Operating costs:
Cost of revenues	1,692.7	2,365.0
Selling, engineering, and administrative expenses	139.1	184.0
Goodwill impairment	325.0	—

	2,156.8	2,549.0

Operating profit (loss)	(89.8)	450.0
Interest expense, net	88.5	73.5
Other (income) expense	(4.9)	(3.6)

Income (loss) from continuing operations before income taxes	(173.4)	380.1
Provision (benefit) for income taxes	(21.2)	140.8

Income (loss) from continuing operations	(152.2)	239.3
Discontinued operations:
Loss from discontinued operations, net of benefit for income taxes of $ — and $0.2	(0.1)	(1.7)

Net income (loss)	$(152.3)	$237.6

Net income (loss) per common share:
Basic:
Continuing operations	$(2.00)	$2.93
Discontinued operations	—	(0.02)

	$(2.00)	$2.91

Diluted:
Continuing operations	$(2.00)	$2.92
Discontinued operations	—	(0.02)

	$(2.00)	$2.90

Weighted average number of shares outstanding:
Basic	76.4	79.0
Diluted	76.4	79.4

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Three Months Ended September 30,
Revenues:	2009	2008
Rail Group	$166.1	$752.7
Construction Products Group	146.3	201.0
Inland Barge Group	113.8	160.6
Energy Equipment Group	132.7	184.5
Railcar Leasing and Management Services Group	81.5	207.3
All Other	11.2	21.5
Eliminations – lease subsidiary	(75.0)	(323.0)
Eliminations – other	(19.2)	(50.0)

Consolidated Total	$557.4	$1,154.6

Operating profit (loss):	Three Months Ended September 30,
	2009	2008
Rail Group	$(12.0)	$56.8
Construction Products Group	13.1	17.2
Inland Barge Group	26.7	29.8
Energy Equipment Group	16.2	32.5
Railcar Leasing and Management Services Group	30.3	53.9
All Other	0.1	(3.7)
Corporate	(7.3)	(12.5)
Eliminations – lease subsidiary	(1.9)	(9.9)
Eliminations – other	(0.6)	(0.8)

Consolidated Total	$64.6	$163.3

Trinity Industries, Inc.
Condensed Segment Data
(in millions)
(unaudited)

	Nine Months Ended September 30,
Revenues:	2009	2008
Rail Group	$753.3	$1,911.1
Construction Products Group	423.1	589.5
Inland Barge Group	407.5	449.3
Energy Equipment Group	395.6	471.3
Railcar Leasing and Management Services Group	437.4	413.5
All Other	36.0	58.1
Eliminations – lease subsidiary	(330.3)	(792.3)
Eliminations – other	(55.6)	(101.5)

Consolidated Total	$2,067.0	$2,999.0

Operating profit (loss):	Nine Months Ended September 30,
	2009	2008
Rail Group	$(346.5)*	$206.4
Construction Products Group	27.1	56.8
Inland Barge Group	95.9	83.5
Energy Equipment Group	59.7	76.1
Railcar Leasing and Management Services Group	118.2	124.0
All Other	1.2	6.0
Corporate	(22.7)	(29.7)
Eliminations – lease subsidiary	(19.6)	(64.2)
Eliminations – other	(3.1)	(8.9)

Consolidated Total	$(89.8)*	$450.0

*Includes Rail Group goodwill impairment charge of $325.0 million.

Trinity Industries, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30,	December 31,
	2009	2008
		(adjusted)
Cash and cash equivalents	$545.4	$161.8
Receivables, net of allowance	203.0	251.3
Income tax receivable	33.6	98.7
Inventories	301.2	611.8
Net property, plant, and equipment	3,017.6	2,990.6
Goodwill	180.8	504.0
Restricted Cash	132.7	112.1
Other assets	187.3	181.3

	$4,601.6	$4,911.6

Accounts payable	$106.7	$217.6
Accrued liabilities	389.9	481.8
Debt, net of unamortized discount of	1,788.7	1,774.7
$124.0 and $131.2
Deferred income	78.7	71.8
Deferred income taxes	391.4	388.3
Other liabilities	66.4	65.1
Stockholders’ equity	1,779.8	1,912.3

	$4,601.6	$4,911.6

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30,	December 31,
	2009	2008
		(adjusted)
Property, Plant, and Equipment
Corporate/Manufacturing:
Property, plant, and equipment	$1,207.3	$1,175.6
Accumulated depreciation	(675.8)	(620.2)

	531.5	555.4

Leasing:
Machinery and other	38.1	37.0
Equipment on lease	3,067.3	2,973.2
Accumulated depreciation	(289.4)	(232.7)

	2,816.0	2,777.5

Deferred profit on railcars sold to the Leasing Group	(329.9)	(342.3)

	$3,017.6	$2,990.6

Trinity Industries, Inc.
Additional Balance Sheet Information
(in millions)
(unaudited)

	September 30,	December 31,
	2009	2008
Debt		(adjusted)
Corporate/Manufacturing – Recourse:
Revolving credit facility	$—	$—
Convertible subordinated notes	450.0	450.0
Less: unamortized discount	(124.0)	(131.2)

	326.0	318.8
Senior notes	201.5	201.5
Other	3.2	2.7

	530.7	523.0

Leasing – Recourse:
Capital lease obligations	56.2	—
Term loan	60.2	—
Equipment trust certificates	—	61.4

Total recourse	647.1	584.4

Leasing – Non-recourse:
Secured railcar equipment notes	308.8	320.0
Warehouse facility	294.8	312.7
Promissory notes	538.0	557.6

	1,141.6	1,190.3

	$1,788.7	$1,774.7

Debt Summary
Total Recourse Debt	$647.1	$584.4
Total Non-Recourse Debt	1,141.6	1,190.3
Total Corporate/Manufacturing Debt*	$654.7	$654.2
Total Leasing Debt	$1,258.0	$1,251.7
Equipment on Lease	2,816.0	2,777.5
Total Leasing Debt/Equipment on Lease	44.7%	45.1%
*excludes unamortized discount on convertible debt

Trinity Industries, Inc.
Reconciliation of EBITDA
(in millions)
(unaudited)

“EBITDA” is defined as net income (loss) plus interest expense, income taxes, and depreciation and amortization including goodwill impairment charges. EBITDA is not a calculation based on generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of operations data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of our operating performance, or as an alternative to operating cash flows as a measure of liquidity. We have reported EBITDA because we regularly review EBITDA as a measure of our ability to incur and service debt. In addition, we believe our debt holders utilize and analyze our EBITDA for similar purposes. We also believe EBITDA assists investors in comparing a company’s performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented in this press release may not always be comparable to similarly titled measures by other companies due to differences in the components of the calculation.

	Three Months Ended September 30,
	2009	2008
Income (loss) from continuing operations	$23.2	$91.0
Add:
Interest expense	31.6	27.9
Provision (benefit) for income taxes	14.5	46.5
Depreciation and amortization expense	40.1	37.2

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$109.4	$202.6

	Nine Months Ended September 30,
	2009	2008
Income (loss) from continuing operations	$(152.2)	$239.3
Add:
Interest expense	89.4	78.1
Provision for income taxes	(21.2)	140.8
Depreciation and amortization expense	120.8	103.1
Goodwill impairment	325.0	—

Earnings from continuing operations before interest expense, income taxes, and depreciation and amortization expense	$361.8	$561.3

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